U.S. SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

_________________________

FORM 8-A

FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES
PURSUANT TO SECTION 12(b) OR 12(g) OF THE
SECURITIES EXCHANGE ACT OF 1934

HYDE PARK ACQUISITION CORP. II
(Exact Name of Registrant as Specified in Its Charter)

Delaware	27-5156956
(State of Incorporation or Organization)	(I.R.S. Employer Identification No.)

500 Fifth Avenue, 50th Floor New York, New York	10110
(Address of Principal Executive Offices)	(Zip Code)

If this form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c), please check the following box. ☐

If this form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d), please check the following box. ☒

Securities Act registration statement file number to which this form relates:	333-174030
(If applicable)

Securities to be registered pursuant to Section 12(b) of the Act:	N/A

Title of Each Class to be Registered	Name of Each Exchange on Which Each Class is to be Registered

Securities to be registered pursuant to Section 12(g) of the Act:

Units, each consisting of one share of Common Stock and one Warrant

Common Stock, $0.0001 par value per share

Warrants to purchase Common Stock
(Title of Class)

Item 1.    Description of Registrant’s Securities to be Registered.

The securities to be registered hereby are the units, common stock and warrants of Hyde Park Acquisition Corp. II (the “Company”).  The description of the units, common stock and warrants contained under the heading “Description of Securities” in the registration statement initially filed with the Securities and Exchange Commission on May 6, 2011, as amended from time to time (File No. 333-174030) (the “Registration Statement”) to which this Form 8-A relates is incorporated herein by reference.  Any form of prospectus or prospectus supplement to the Registration Statement that includes such descriptions and that are subsequently filed are hereby also incorporated by reference herein.

Item 2.    Exhibits.

The following exhibits have been filed as exhibits to the Registration Statement and are incorporated herein by reference:

3.1	Certificate of Incorporation (incorporated by reference to Exhibit 3.1 included with the initial filing of the Registration Statement filed with the Commission on May 6, 2011).
3.2
Form of Amended and Restated Certificate of Incorporation (incorporated by reference to Exhibit 3.2 included with Amendment No. 3 to the Registration Statement filed with the Commission on August 8, 2011).

3.3	Bylaws (incorporated by reference to Exhibit 3.3 included with the initial filing of the Registration Statement filed with the Commission on May 6, 2011).
4.1	Specimen Unit Certificate (incorporated by reference to Exhibit 4.1 included with Amendment No. 3 to the Registration Statement filed with the Commission on August 8, 2011).
4.2	Specimen Common Stock Certificate (incorporated by reference to Exhibit 4.2 included with Amendment No. 3 to the Registration Statement filed with the Commission on August 8, 2011).
4.3	Specimen Warrant Certificate (incorporated by reference to Exhibit 4.3 included with Amendment No. 1 to the Registration Statement filed with the Commission on June 10, 2011).
4.4
Form of Warrant Agreement between Continental Stock Transfer & Trust Company and the Registrant (incorporated by reference to Exhibit 4.4 included with Amendment No. 3 to the Registration Statement filed with the Commission on August 8, 2011).

SIGNATURE

Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereto duly authorized.

HYDE PARK ACQUISITION CORP. II

Date: August 8, 2011	By: /s/ Laurence S. Levy Laurence S. Levy Chief Executive Officer